SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-A
         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Royce Micro-Cap Trust, Inc.
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            (Exact Name of Registrant as Specified in its Charter)

                 Maryland                              13-3739778
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 (State of Incorporation or Organization) (I.R.S. Employer Identification No.)

1414 Avenue of the Americas, New York, New York                    10019
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 (Address of Principal Executive Offices)                        (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|


     Securities Act registration statement file number to which this form relates: 333-107924.


     Securities to be registered pursuant to Section 12(b) of the Act:


     Title of Each Class                   Name of Each Exchange on Which
     to be so Registered                   Each Class is to be Registered
     -------------------                   ------------------------------

6.00% Cumulative Preferred Stock           New York Stock Exchange


     Securities to be registered pursuant to Section 12(g) of the Act:

     None.

Item 1.  Description of Registrant's Securities to be Registered.

     The section captioned "Description of Cumulative Preferred Stock" in the Registrant's form of Preliminary Prospectus filed as a part of Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 333-107924), filed with the Securities and Exchange Commission (the "Commission") on October 8, 2003, is incorporated herein by reference.


Item 2.  Exhibits.

     The following exhibit has been filed with the Commission:

     (1) Form of Articles Supplementary defining the rights of holders of Cumulative Preferred Stock.*

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* Incorporated by reference to Exhibit (a)(5) to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 333-107924), filed with the Commission on October 8, 2003.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             ROYCE MICRO-CAP TRUST, INC.
                                             (Registrant)


                                             /s/ John E. Denneen
                                             --------------------------
                                             By:     John E. Denneen
                                             Title:  Secretary


October 9, 2003